Exhibit 10.2
[EXECUTION COPY]

GUARANTY AGREEMENT
This GUARANTY AGREEMENT, dated as of February 1, 2016 (this “Guaranty”), is made by PNM RESOURCES, INC., a New Mexico corporation (the “Guarantor”), in favor of the Lenders (as defined in the Loan Agreement referred to below) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders (the Lenders and the Administrative Agent being referred to herein, collectively, as the “Beneficiaries” and, individually, as a “Beneficiary”).
PRELIMINARY STATEMENTS
1.    NM Capital Utility Corporation, a Delaware corporation (the “Borrower”), a wholly-owned subsidiary of the Guarantor, is party to a Term Loan Agreement, dated as of February 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), with the Beneficiaries. Pursuant to the Loan Agreement, the Lenders have agreed to make certain Loans available to the Borrower on the terms and conditions set forth therein.
2.    The obligation of the Lenders to make Loans to the Borrower pursuant to the Loan Agreement is conditioned upon, among other things, the execution and delivery of this Guaranty by the Guarantor. This Guaranty is referred to as the “Parent Guaranty” in the Loan Agreement.
3.    The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement. The Guarantor is willing to guarantee the Borrower Obligations under the Loan Agreement and the other Loan Documents as hereinafter provided to obtain such benefits.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Loan Agreement and to induce the Beneficiaries to otherwise satisfy their obligations under the Loan Agreement, the Guarantor hereby agrees as follows:
SECTION 1.    Guaranty; Limitation of Liability.
(a)    The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise (in each case as provided in the Loan Agreement and the other Loan Documents), of all Borrower Obligations now or hereafter existing under or in respect of the Loan Agreement and the other Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Borrower Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, the obligation of the Borrower to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document (all of the foregoing obligations, collectively, the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Beneficiary in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any Beneficiary under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. The Guarantor further agrees that its guaranty hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Beneficiary to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Beneficiary in favor of the Borrower or any other Person.
(b)    The Guarantor and, by its acceptance of this Guaranty, each Beneficiary hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder shall not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Guaranty and the Guaranteed Obligations. To effectuate the foregoing intention, the Beneficiaries and the Guarantor hereby irrevocably agree that the Guaranteed Obligations at any time as to the Guarantor shall be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or fraudulent conveyance as to the Guarantor.
SECTION 2.    Guaranty Absolute.
The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower or any other guarantor or surety under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Affiliates;
(e)    any change, restructuring or termination of the corporate, limited liability company or other entity structure or existence of the Borrower or any of its Affiliates;
(f)    any failure of any Beneficiary to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Affiliates now or hereafter known to such Beneficiary (the Guarantor waiving any duty on the part of Beneficiaries to disclose such information);
(g)    the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations; or
(h)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of the Guarantor, the Borrower or otherwise, all as though such payment had not been made.
SECTION 3.    Waivers and Acknowledgments.
(a)    The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b)    The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.
(d)    The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Affiliates now or hereafter known by such Beneficiary.
(e)    The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
SECTION 4.    Subrogation.
The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against the Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the termination of all Commitments in accordance with the Loan Agreement, such amount shall be received and held in trust for the benefit of the Beneficiaries, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Beneficiary of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the termination of all Commitments in accordance with the Loan Agreement shall have occurred, the Beneficiaries will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.
SECTION 5.    Payments Free and Clear of Taxes, Etc.
(a)    Section 3.13 of the Loan Agreement is incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis, provided that each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor.
(b)    Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full or termination of the Guaranteed Obligations.
SECTION 6.    Representations and Warranties.

(a)    The Guarantor hereby makes for the benefit of the Beneficiaries all of the representations and warranties contained in Section 6 of that certain Third Amended and Restated Term Loan Agreement, dated as of December 21, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “PNMR Loan Agreement”), among the Guarantor, in its capacity as borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (in the form of such representations and warranties (and all defined terms used therein) as they exist on the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9 hereof), which representations and warranties (and all defined terms used therein) are incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided, that each reference to the term “this Loan Agreement” shall be deemed to be a reference to this Guaranty; each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Loan Document (as defined in the Loan Agreement) to which the Guarantor is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; and each reference to the term “Administrative Agent” or “Lender” shall be deemed to be a reference to the Beneficiaries; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 6(a) (as modified by the foregoing proviso) apply only to the representations and warranties incorporated herein by reference.

(b)    The Guarantor hereby makes for the benefit of the Beneficiaries each of the following additional representations and warranties:
(i)    There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(ii)    The Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower.
SECTION 7.     Covenants.

(a)    PNMR Loan Agreement. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, the Guarantor shall observe and perform all of the covenants contained in Section 7 and Section 8 (other than Section 7.2 and the first sentence of Section 7.9 thereof) of the PNMR Loan Agreement (in the form of such covenants (and all defined terms used therein) as they exist as of the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9), and all such covenants (and all defined terms used therein) are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided, that each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; each reference to the term “Administrative Agent”, “Lender” and “Required Lenders” shall be deemed to have the meanings assigned to such terms in the Loan Agreement; and each reference to “Exhibit 7.1(c)” of the PNMR Loan Agreement shall be deemed to be a reference to Exhibit 7.1(c) attached to this Guaranty; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 7(a) (as modified by the foregoing proviso) apply only to the covenants incorporated herein by reference.

(b)    Financial Covenant. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, the Guarantor shall maintain a ratio of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization that is less than or equal to 0.65 to 1.0. For purposes of such calculation the portion of Consolidated Indebtedness attributable to obligations under Material Leases shall be the net present value (using (A) the discount rate (1) set forth in Schedule 6.19 of the PNMR Loan Agreement (as such Schedule 6.19 is in effect on the date hereof and as hereafter amended from time to time, but only to the extent that any such amendments have been consented to in accordance with Section 9), so long as such Schedule 6.19 specifies the same relevant discount rate as is used in calculating such net present value provided to Moody’s and S&P or (2) used in calculating such net present value provided to Moody’s and S&P or (B) any such other discount rate as shall be proposed by the Guarantor (and agreed upon by the Required Lenders)) of all amounts payable under the Material Leases. As used in this subsection (b), the terms “Consolidated Capitalization”, “Consolidated Indebtedness”, “Material Leases”, “Moody’s” and “S&P” shall have the meanings assigned to such terms in the PNMR Loan Agreement (as such terms, and all related defined terms, exist as of the date of this Guaranty and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9), and such terms (and all related defined terms) and Schedule 6.19 of the PNMR Loan Agreement are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided, that each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 7(b) (as modified by the foregoing proviso) apply only to the financial covenant set forth in this Section 7(b).

(c)    Loan Agreement Covenants. The Guarantor covenants and agrees that, so long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, it will cause the Borrower to perform and observe all of the terms, covenants and agreements set forth in the Loan Agreement on the Borrower’s part to be performed or observed.
(d)    Acknowledgement. Sections 7(a), 7(b) and 7(c) hereof contain (or incorporate by reference) affirmative and negative covenants applicable to the Guarantor. The Beneficiaries acknowledge and agree that any such covenants that require the Guarantor to cause any of its Subsidiaries to take or to refrain from taking specified actions will be enforceable unless prohibited by applicable law or regulatory requirement.
SECTION 8.    Notice of Defaults.

(a)The Administrative Agent hereby agrees to (i) provide written notice to the Guarantor promptly after the Administrative Agent obtains knowledge of the occurrence of any Event of Default, and (ii) provide written notice to the Guarantor (an “Acceleration Notice”) promptly after the acceleration of the outstanding principal amount of the Loans pursuant to Section 9.2 of the Loan Agreement.

(b)The Guarantor hereby agrees within two (2) Business Days after its receipt of an Acceleration Notice, to pay to the Administrative Agent (for the benefit of the Beneficiaries) the outstanding amount of the Guaranteed Obligations due and payable at such time and all other amounts due and payable by the Guarantor under this Guaranty.
SECTION 9.    Amendments, Etc.
No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Beneficiaries, (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor’s liability with respect to the Borrower Obligations owing to the Beneficiaries under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Beneficiaries or the percentage of (x) the Commitments, or (y) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Beneficiaries or any of them to take any action hereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Guaranty.

SECTION 10.    Notices, Etc.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Guarantor, to the address, telecopier number, electronic mail address or telephone number listed below the Guarantor’s name on the signature pages hereto, and if to the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified on Schedule 11.1 of the Loan Agreement; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(a)    Electronic Systems.

(i)    The Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Guarantor, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Guarantor’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

(b)    Change of Address, Etc. Each of the Guarantor and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Guarantor and the Administrative Agent.
SECTION 11.    No Waiver, Remedies.
No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 12.    Right of Set-off.

In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2 of the Loan Agreement, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set‑off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Guarantor against obligations and liabilities of the Guarantor to the Lenders hereunder, under the other Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set‑off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Guarantor hereby agrees that any Person purchasing a participation in the Loans and Commitments pursuant to Section 3.8 or 11.3(d) of the Loan Agreement may exercise all rights of set‑off with respect to its participation interest as fully as if such Person were a Lender thereunder.
SECTION 13.    Indemnification.
(a)    Without limitation of any other Guaranteed Obligations of the Guarantor or remedies of the Beneficiaries under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Beneficiary and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.
(b)    THE GUARANTOR HEREBY ALSO AGREES THAT NONE OF THE INDEMNIFIED PARTIES SHALL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT, TORT OR OTHERWISE) TO THE GUARANTOR OR ANY OF ITS RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS, AND THE GUARANTOR HEREBY AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH, ARISING OUT OF, OR OTHERWISE RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS CONSTITUTING GUARANTEED OBLIGATIONS.
(c)    Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 13 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.
SECTION 14.    Subordination.
If any Specified Default (as defined below) shall have occurred and be continuing, the Guarantor agrees to subordinate any and all debts, liabilities and other obligations owed to the Guarantor by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14:

(a)    Prohibited Payments, Etc. After the occurrence and during the continuance of any Specified Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), unless the Administrative Agent otherwise agrees, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to the Borrower, the Guarantor agrees that the Beneficiaries shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including, without limitation, all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.
(c)    Turn-Over. After the occurrence and during the continuance of any Specified Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Beneficiaries and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including, without limitation, all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
(d)    Administrative Agent Authorization. After the occurrence and during the continuance of any Specified Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including, without limitation, any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including, without limitation, any and all Post Petition Interest).
(e)    Specified Default. As used in this Section 14, the term “Specified Default” means (i) any Default pursuant to Section 9.1(a) or Section 9.1(e) of the Loan Agreement or (ii) any Event of Default.
SECTION 15.    Continuing Guaranty; Assignments under the Loan Agreement.
This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the date of the termination of all Commitments in accordance with the Loan Agreement, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, each Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 11.3 of the Loan Agreement. The Guarantor shall not have the right to assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Beneficiaries (and any attempted assignment or transfer by the Guarantor without such consent shall be null and void).
SECTION 16.    Execution in Counterparts.

This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a)    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    The Guarantor hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any Beneficiary may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its Properties in the courts of any other jurisdiction.

(c)    The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document to which it is or is to be a party in any court referred to in paragraph (b) of this Section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. The Guarantor also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 10. Nothing in this Guaranty or any other Loan Document will affect the right of any Beneficiary to serve process in any other manner permitted by law.
(d)    THE GUARANTOR AND EACH BENEFICIARY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR AND EACH BENEFICIARY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO ANY LOAN DOCUMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 18.     Severability.

If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
SECTION 19.     Captions.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
SECTION 20.     Entire Agreement.

This Guaranty together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.
SECTION 21.     Regulatory Statement.

Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission and a stipulation that has been approved by the New Mexico Public Regulation

Commission, the Guarantor is required to include the following separateness covenants in any debt instrument:

The Guarantor and PSNM are being operated as separate corporate and legal entities. In agreeing to make loans to the Borrower, the Lenders are relying solely on the creditworthiness of the Loan Parties based on the assets owned by the Loan Parties, and the repayment of the loan will be made solely from the assets of the Loan Parties and not from any assets of PSNM; and the Lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of PSNM.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
GUARANTOR
PNM RESOURCES, INC.
By:    /s/ Charles N. Eldred
Name:    Charles N. Eldred

Title:	Executive Vice President and Chief Financial Officer

Address:    414 Silver Ave. SW, MS0905
Albuquerque, NM 87102-3289
Attention:     Elisabeth Eden, Treasurer
Telephone No.:     (505) 241-2691
Telecopier No.:     (505) 241-4386
E-mail:     Elisabeth.Eden@pnmresources.com

S-1

Signature Page to Guaranty

AGREED AND ACCEPTED:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:    /s/ Chi-Cheng Chen
Name:    Chi-Cheng Chen
Title:    Director

S-2

Signature Page to Guaranty

EXHIBIT 7.1(c)
FORM OF
COMPLIANCE CERTIFICATE

TO:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

RE:
Guaranty, dated as of February 1, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by PNM Resources, Inc. (the “Guarantor”) in favor of the Beneficiaries (as defined below), to guaranty the obligations of NM Capital Utility Corporation, a Delaware corporation (the “Borrower”), arising under a Term Loan Agreement, dated as of February 1, 2016, among the Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (together with its successors and assigns, the “Administrative Agent”), and the Lenders identified therein (such Lenders together with the Administrative Agent, the “Beneficiaries”).

DATE:	________________, 201__

Pursuant to the terms of the Guaranty, I, ________________, [Title of Financial Officer] of the Guarantor, hereby certify on behalf of the Guarantor that, as of the [Fiscal Quarter] [Fiscal Year] ending ______, 201__, the statements below are accurate and complete in all respects (all capitalized terms used below shall have the meanings assigned thereto in the Guaranty):
a.    Attached hereto as Schedule 1 are calculations (calculated as of the date of the annual financial statements delivered in accordance with Section 7(a) of the Guaranty or as of the date of the quarterly financial statements referred to in paragraph c. below) demonstrating compliance by the Guarantor with the financial covenant set forth in Section 7(b) of the Guaranty.
b.    No Default or Event of Default exists with respect to the Guarantor, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Guarantor with respect thereto.
c.    [Attached hereto as Schedule 2 are the [quarterly][annual] financial statements for the fiscal [quarter][year] ended __________, 201__ and such [quarterly][annual] financial statements] [The [quarterly][annual] financial statements for the fiscal [quarter][year] ended _______, 201_, delivered electronically pursuant to the last paragraph of Section 7.1 of the PNMR Loan Agreement, as incorporated by reference in Section 7(a) of the Guaranty,]1 fairly present in all material respects the financial condition of the Guarantor and its Subsidiaries and have been prepared in accordance with GAAP[, subject to changes resulting from audit and

__________________________
1 Use the first bracketed language when delivering paper copies of financial statements and the second bracketed language when delivering financial statements electronically.

normal year-end audit adjustments and except that the quarterly financial statements have fewer footnotes than annual statements]2.
[signature page follows]

__________________________
2 Include when delivering quarterly financial statements.

PNM RESOURCES, INC.,
a New Mexico corporation
By:
Name:
Title:

SCHEDULE 1
TO EXHIBIT 7.1(c)
FINANCIAL COVENANT CALCULATIONS
A.    Debt Capitalization

1.	Consolidated Indebtedness of the Guarantor[3]	$ ___________________
2.	Consolidated Capitalization of the Guarantor	$ ___________________
3.	Debt to Capitalization Ratio (Line A1 ÷ A2)	____________to 1.0
Maximum Permitted		0.65 to 1.0

___________________________

3 For purposes of such calculation, the portion of Consolidated Indebtedness attributable to obligations under Material Leases shall be the net present value (using (i) the discount rate (A) set forth in Schedule 6.19 of the PNMR Loan Agreement (as such Schedule 6.19 is in effect on the date of the Guaranty and as thereafter amended from time to time, but only to the extent that any such amendments have been consented to in accordance with Section 9 of the Guaranty), so long as such Schedule 6.19 specifies the same relevant discount rate as is used in calculating such net present value provided to Moody's and S&P or (B) used in calculating such net present value provided to Moody's and S&P or (ii) any such other discount rate as shall be proposed by the Guarantor (and agreed upon by the Required Lenders)) of all amounts payable under the Material Leases.

SCHEDULE 2
TO EXHIBIT 7.1(c)

[QUARTERLY][ANNUAL] FINANCIAL STATEMENTS
[Attached]